Exhibit 99.1

News Release

JDS UNIPHASE REPORTS SECOND QUARTER RESULTS

San Jose, California, January 28, 2004 - JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU) today reported results for its second quarter of fiscal year 2004 ended December 31, 2003. For the quarter, net revenue increased approximately 4% and exceeded guidance.

Net revenues for the second quarter ended December 31, 2003 were $153 million, compared to net revenues of $147 million for the quarter ended September 30, 2003 and net revenues of $157 million for the quarter ended December 31, 2002.

The Company reported a net loss of $59 million, or $0.04 per share, for the quarter ended December 31, 2003, as compared to a net loss of $28 million, or $0.02 per share, for the quarter ended September 30, 2003, and a net loss of $215 million, or $0.15 per share, for the quarter ended December 31, 2002.

On a non-GAAP basis, which excludes restructuring and other charges associated with the Global Realignment Program, the cumulative effect of an accounting change, amortization of purchased intangibles, reductions of long- lived assets, stock-based compensation charges, gains and losses on sale of subsidiaries, and gains and losses on investments, the Company reported a net loss of $19 million, or $0.01 per share, for the quarter ended December 31, 2003, as compared to a net loss of $14 million, or $0.01 per share for the quarter ended September 30, 2003, and a net loss of $93 million, or $0.07 per share, for the quarter ended December 31, 2002.

On a non-GAAP EBITDA basis (non-GAAP earnings before interest, taxes, depreciation and amortization), the Company lost $15 million for the quarter ended December 31, 2003, $19 million in the quarter ended September 30, 2003, and $82 million in the quarter ended December 31, 2002.

"Overall, we accomplished our financial and operational objectives for the quarter," said Kevin Kennedy, CEO. "As our markets stabilize and begin to show signs of growth, we approached this quarter with an intense focus on customer-driven execution improvements and a continuing drive towards profitability."

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided in the "Non-GAAP Condensed Consolidated Statements of Operations" schedules below.

Financial Overview - Second Quarter Ended December 31, 2003

  On a geographic basis, net revenue from North American customers represented 68% of net revenue. European and Asian customers represented 17% and 15% of net revenue, respectively.

  The Communications Products Group represented $78 million in net revenue, or 51% of net revenue. The Thin Film Products Group represented $75 million in net revenue, or 49% of net revenue.

  GAAP gross margin was 22% of net revenue. Non-GAAP gross margin was 23% of net revenue.

  GAAP operating expenses were $113 million, or 74% of total net revenue. Non-GAAP operating expenses were $61 million, or 40% of net revenue. Included in GAAP operating expenses were reductions in the value of assets held for sale of approximately $38 million.

  The Company recorded tax expense of $3 million. Income tax expense primarily resulted from the realized gain on the sale of public equities. Further fluctuations in the market value or sales of these public equities may create volatility in our income tax expense/(benefit) in future quarters.

  The Company held $1,648 million in cash, cash equivalents and short-term investments at the end of the second quarter, of which approximately $1,557 million was cash, money market and other highly liquid fixed income securities. The Company received approximately $463 million in net proceeds from the October 2003 convertible debt offering and generated $7 million in cash from operations, after deducting $14 million used for the Global Realignment Program and including $14 million received in tax refunds.

Global Realignment Program

The Company has essentially completed those restructuring activities previously outlined under the Global Realignment Program. The Company reported the following progress:

  Under the Global Realignment Program, the Company has spent or accrued approximately $1.2 billion in connection with the program and reduced its annual expected costs by approximately $1.3 billion.

  The Global Realignment Program used $14 million in cash during the second quarter. Expense for the quarter was $10 million. To date, the Global Realignment Program has used approximately $300 million in cash, and additional cash outlays of approximately $100 million over future periods are expected (primarily for leased premises).

  The Company expects to continue to incur expenses in the future related to actions already taken or announced under the Global Realignment Program, and for future alignment or operational improvement actions.

Business Outlook

The Company anticipates net revenue for the third quarter of fiscal 2004 will increase in the range of 1% to 6% over net revenue for the second quarter of fiscal 2004. The Company expects non-GAAP gross margin will be in the range of 23% to 25% of net revenue, with a non-GAAP net loss of $0.01 per share. The Company expects to achieve breakeven on a non-GAAP EBITDA basis assuming $170 million in quarterly net revenue by the fourth quarter of fiscal 2004. Please note that this breakeven level is indicative of expected improvements to the cost structure and is not intended as a revenue projection. The Company is expressly not providing revenue guidance beyond the current quarter. Please further note that the outlook excludes items which depending upon actual results may be required by GAAP, such as restructuring, amortization of purchased intangibles, reductions of goodwill and other long-lived assets, stock-based compensation expense, and gains and losses on investments, the likelihood and amount of which are uncertain at this time.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. Pacific Time on January 28, 2004 in a live webcast, which will also be archived for replay on the Company's website at www.jdsu.com under Investor Relations / Investor Presentations and on the Investor Relations Welcome Page. This press release is being filed as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov shortly after it becomes public.

JDS Uniphase Corporation, a worldwide leader in optical technology, designs and manufactures products for fiberoptic communications, as well as for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications. The Company's fiberoptic components and modules are deployed by system manufacturers for the data communications, telecommunications and cable television industries. The Company also offers products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information on the Company is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) statements or implications regarding the stabilization of the Company's markets and signs of growth therein; (ii) statements regarding the Company's expectations regarding future restructuring costs and their impact on the Company's operating results; (iii) statements regarding the completion of the Global Realignment Program and the expected level and timing of cost savings and other benefits to the Company from the same as well as the expected costs thereof; (iv) any anticipation or guidance as to future financial performance, including expected revenue levels, non-GAAP gross margin, non-GAAP loss per share, and the likelihood of achieving non-GAAP EBITDA breakeven at any particular time and assuming any particular revenue level; and (v) the Company's beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company's ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting its industry, or may be more costly, may continue beyond December 2003, or may be more extensive than currently anticipated; (ii) the Company's ability to predict financial performance for future periods continues to be difficult; and (iii) ongoing efforts to design products that meet customers' future needs and to manufacture such products at competitive costs may not be successful.

For more information on these and other risks affecting the Company's business, please refer to the "Risk Factors" section included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information:

Investors: Ronald C. Foster, Executive Vice President and Chief Financial Officer, 408-546-5000

Press: Gerald Gottheil, Director of Corporate Marketing and Communications, 408-546-4400

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                            Three Months Ended          Six Months Ended
                                                        --------------------------  --------------------------
                                                        December 31,  December 31,  December 31,  December 31,
                                                            2003          2002          2003          2002
                                                        ------------  ------------  ------------  ------------
Net revenue                                            $      152.6  $      156.6  $      300.0  $      349.6
Cost of sales                                                 118.3         162.7         233.9         347.7
                                                        ------------  ------------  ------------  ------------
Gross profit                                                   34.3          (6.1)         66.1           1.9
Operating expenses:
   Research and development                                    24.1          40.1          48.8          84.8
   Selling, general and administrative                         36.8          81.5          77.8         147.3
   Amortization of other intangibles                            3.9           3.8           7.8          12.2
   Acquired in-process research and development                  --            --            --           0.4
   Reduction of goodwill                                         --           1.3            --         225.7
   Reduction of other long-lived assets                        38.4            --          43.3         154.6
   Restructuring charges                                        9.4          75.8           5.8          98.8
                                                        ------------  ------------  ------------  ------------
Total operating expenses                                      112.6         202.5         183.5         723.8
                                                        ------------  ------------  ------------  ------------
Loss from operations                                          (78.3)       (208.6)       (117.4)       (721.9)
Interest and other income, net                                  8.5           6.6          11.4          19.5
Loss on sale of subsidiaries                                     --          (0.5)           --          (0.5)
Gain on sale of investments                                    19.6           1.3          20.2           2.8
Reduction in fair value of investments                         (1.1)         (8.8)         (2.3)        (27.9)
Loss on equity method investments                              (4.7)         (4.0)         (5.9)         (6.5)
                                                        ------------  ------------  ------------  ------------
Loss before income taxes                                      (56.0)       (214.0)        (94.0)       (734.5)
Income tax expense (benefit)                                    2.5           0.9         (10.4)          0.9
                                                        ------------  ------------  ------------  ------------
Loss before cumulative effect of an accounting change         (58.5)       (214.9)        (83.6)       (735.4)
Cumulative effect of an accounting change (1)                    --            --          (2.9)           --
                                                        ------------  ------------  ------------  ------------
Net loss                                               $      (58.5) $     (214.9) $      (86.5) $     (735.4)
                                                        ============  ============  ============  ============

Cumulative effect per share of an accounting change -
   basic and diluted                                   $         --  $         --  $         --  $         --
                                                        ============  ============  ============  ============

Net loss per share - basic and diluted                 $      (0.04) $      (0.15) $      (0.06) $      (0.52)
                                                        ============  ============  ============  ============

Shares used in per-share calculations                       1,435.0       1,414.7       1,434.7       1,413.7
                                                        ============  ============  ============  ============

(1) Cumulative effect of an accounting change represents the cumulative depreciation on assets under a synthetic lease agreement from the inception of the lease until the assets were purchased by the Company on September 16, 2003.

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

                                                        December 31,    June 30,
                                                            2003          2003
                                                        ------------  ------------
                                                        (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                           $      600.5  $      241.9
   Short-term investments                                   1,047.1         992.2
   Accounts receivable, less allowance for doubtful
      accounts of $19.5 at December 31, 2003
      and $22.7 at June 30, 2003                               84.5          97.5
   Inventories                                                 86.1          84.1
   Deferred income taxes                                       19.2           9.3
   Refundable income taxes                                     25.9          39.0
   Other current assets                                        59.4          50.6
                                                        ------------  ------------
Total current assets                                        1,922.7       1,514.6
Property, plant and equipment, net                            208.4         283.4
Deferred income taxes                                          25.6          27.6
Goodwill                                                      166.2         166.2
Other intangibles, net                                         80.5          88.2
Long-term investments                                          42.7          47.5
Other assets                                                    7.2          10.3
                                                        ------------  ------------
    Total assets                                       $    2,453.3  $    2,137.8
                                                        ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                    $       47.4  $       48.6
   Accrued payroll and related expenses                        42.2          47.2
   Income taxes payable                                        35.7          39.0
   Deferred income taxes                                       19.2           9.3
   Restructuring accrual                                       99.2         134.1
   Warranty accrual                                            36.4          52.4
   Other current liabilities                                   71.2          92.2
                                                        ------------  ------------
Total current liabilities                                     351.3         422.8
Deferred income taxes                                          25.6          27.6
Long-term debt                                                463.6            --
Other non-current liabilities                                   8.7          16.3

Stockholders' equity:
   Preferred stock                                               --            --
   Common stock and additional paid-in capital             68,566.2      68,557.0
   Accumulated deficit                                    (66,983.0)    (66,896.5)
   Accumulated other comprehensive income                      20.9          10.6
                                                        ------------  ------------
Total stockholders' equity                                  1,604.1       1,671.1
                                                        ------------  ------------
    Total liabilities and stockholders' equity         $    2,453.3  $    2,137.8
                                                        ============  ============

JDS UNIPHASE CORPORATION
REPORTABLE SEGMENT INFORMATION
(in millions)
(unaudited)

                                                            Three Months Ended          Six Months Ended
                                                        --------------------------  --------------------------
                                                        December 31,  December 31,  December 31,  December 31,
                                                            2003          2002          2003          2002
                                                        ------------  ------------  ------------  ------------
Communictions Products Group:
  Shipments                                            $       77.8  $       74.7  $      152.1  $      183.7
  Intersegment revenue                                           --            --            --            --
                                                        ------------  ------------  ------------  ------------
Net revenue from external customers                            77.8          74.7         152.1         183.7
  Operating loss                                               (9.4)        (71.5)        (20.2)       (130.2)

Thin Film Products Group:
  Shipments                                                    75.9          83.3         149.9         168.8
  Intersegment revenue                                         (1.1)         (1.4)         (2.0)         (2.9)
                                                        ------------  ------------  ------------  ------------
Net revenue from external customers                            74.8          81.9         147.9         165.9
  Operating income                                             11.5          11.5          20.5          26.3

Net revenue by reportable segments                            152.6         156.6         300.0         349.6

Operating income/(loss) by reportable segments                  2.1         (60.0)          0.3        (103.9)

All other operating loss                                      (27.5)        (38.1)        (55.0)        (69.6)
Unallocated amounts:
  Acquisition-related charges and
     payroll taxes on stock option exercises                   (4.5)        (16.7)         (9.6)        (40.4)
  Reduction of goodwill and other long-lived assets           (38.4)         (1.3)        (43.3)       (380.3)
  Restructuring charges                                        (9.4)        (75.8)         (5.9)        (98.8)
  Other Global Realignment charges                             (0.6)        (16.7)         (4.0)        (28.9)
  Interest and other income, net                                8.5           6.6          11.4          19.5
  Loss on sale of subsidiaries                                   --          (0.5)           --          (0.5)
  Gain on sale of investments                                  19.6           1.3          20.3           2.8
  Reduction in fair value of investments                       (1.1)         (8.8)         (2.3)        (27.9)
  Loss on equity method investments                            (4.7)         (4.0)         (5.9)         (6.5)
                                                        ------------  ------------  ------------  ------------
Loss before income taxes                               $      (56.0) $     (214.0) $      (94.0) $     (734.5)
                                                        ============  ============  ============  ============

Beginning in FY04, the Company stopped allocating Global Realignment charges to its segments and began allocating corporate sales and marketing expenses to the Communications Group. During the second quarter of FY04, the Company restated prior periods to reflect current presentation for comparative purposes.

JDS UNIPHASE CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                            Three Months Ended December 31, 2003
                                                        ----------------------------------------
                                                                      Reconciling
                                                            GAAP         Items       Non-GAAP*
                                                        ------------  ------------  ------------
Net revenue                                            $      152.6  $         --  $      152.6
Cost of sales                                                 118.3          (1.3)        117.0
                                                        ------------  ------------  ------------
Gross profit                                                   34.3           1.3          35.6
Operating expenses:
  Research and development                                     24.1          (0.3)         23.8
  Selling, general and administrative                          36.8           0.3          37.1
  Amortization of other intangibles                             3.9          (3.9)           --
  Reduction of other long-lived assets                         38.4         (38.4)           --
  Restructuring charges                                         9.4          (9.4)           --
                                                        ------------  ------------  ------------
Total operating expenses                                      112.6         (51.7)         60.9
Loss from operations                                          (78.3)         53.0         (25.3)
Interest and other income, net                                  8.5            --           8.5
Gain on sale of investments                                    19.6         (19.6)           --
Reduction in fair value of investments                         (1.1)          1.1            --
Loss on equity method investments                              (4.7)          4.7            --
                                                        ------------  ------------  ------------
Loss before income taxes                                      (56.0)         39.2         (16.8)
Income tax expense                                              2.5            --           2.5
                                                        ------------  ------------  ------------
Net loss                                               $      (58.5) $       39.2  $      (19.3)
                                                        ============  ============  ============
Net loss per share - basic and diluted                 $      (0.04)               $      (0.01)
                                                        ============                ============

Shares used in per-share calculations                       1,435.0                     1,435.0
                                                        ============                ============

                                                            Three Months Ended December 31, 2002
                                                        ----------------------------------------
                                                                      Reconciling
                                                            GAAP         Items       Non-GAAP*
                                                        ------------  ------------  ------------
Net revenue                                            $      156.6  $         --  $      156.6
Cost of sales                                                 162.7          (4.9)        157.8
                                                        ------------  ------------  ------------
Gross profit                                                   (6.1)          4.9          (1.2)
Operating expenses:
  Research and development                                     40.1          (3.2)         36.9
  Selling, general and administrative                          81.5         (21.4)         60.1
  Amortization of other intangibles                             3.8          (3.8)           --
  Reduction of goodwill                                         1.3          (1.3)           --
  Restructuring charges                                        75.8         (75.8)           --
                                                        ------------  ------------  ------------
Total operating expenses                                      202.5        (105.5)         97.0
                                                        ------------  ------------  ------------
Loss from operations                                         (208.6)        110.4         (98.2)
Interest and other income, net                                  6.6            --           6.6
Loss on sale of subsidiaries                                   (0.5)          0.5            --
Gain on sale of investments                                     1.3          (1.3)           --
Reduction in fair value of investments                         (8.8)          8.8            --
Loss on equity method investments                              (4.0)          4.0            --
                                                        ------------  ------------  ------------
Loss before income taxes                                     (214.0)        122.4         (91.6)
Income tax expense                                              0.9            --           0.9
                                                        ------------  ------------  ------------
Net loss                                               $     (214.9) $      122.4  $      (92.5)
                                                        ============  ============  ============
Net loss per share - basic and diluted                 $      (0.15)               $      (0.07)
                                                        ============                ============

Shares used in per-share calculations                       1,414.7                     1,414.7
                                                        ============                ============

* Non-GAAP results for the three months ended December 31, 2003 exclude a $9.4 million expense for restructuring and $0.6 million in other charges associated with the Global Realignment Program; $38.4 million expense for a reduction in the value of assets held for sale; $3.9 million of amortization of intangibles; $0.6 million of stock-based compensation charges; $19.6 million gain on sale of investments; $4.7 million reduction in fair value of investments; and $1.1 million loss on equity method investments.

Non-GAAP results for the three months ended December 31, 2002 exclude $92.5 million in restructuring and other charges associated with the Global Realignment Program; $1.3 million reduction of goodwill and other long-lived assets; $3.8 million of amortization of intangibles; $12.8 million of stock-based compensation charges; $1.3 million gain on sale of investments; $8.8 million reduction in fair value of investments; and $4.0 million loss on equity method investments.

JDS UNIPHASE CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                            Six Months Ended December 31, 2003
                                                        ----------------------------------------
                                                                      Reconciling
                                                            GAAP         Items       Non-GAAP*
                                                        ------------  ------------  ------------
Net revenue                                            $      300.0  $         --  $      300.0
Cost of sales                                                 233.9          (2.5)        231.4
                                                        ------------  ------------  ------------
Gross profit                                                   66.1           2.5          68.6
Operating expenses:
  Research and development                                     48.8          (0.9)         47.9
  Selling, general and administrative                          77.8          (2.5)         75.3
  Amortization of intangibles                                   7.8          (7.8)           --
  Reduction of other long-lived assets                         43.3         (43.3)           --
  Restructuring charges                                         5.8          (5.8)           --
                                                        ------------  ------------  ------------
Total operating expenses                                      183.5         (60.3)        123.2
Loss from operations                                         (117.4)         62.8         (54.6)
Interest and other income, net                                 11.4            --          11.4
Gain on sale of investments                                    20.2         (20.2)           --
Reduction in fair value of investments                         (2.3)          2.3            --
Loss on equity method investments                              (5.9)          5.9            --
                                                        ------------  ------------  ------------
Loss before income taxes                                      (94.0)         50.8         (43.2)
Income tax benefit                                            (10.4)           --         (10.4)
                                                        ------------  ------------  ------------
Loss before cumulative effect of an accounting change         (83.6) $       50.8         (32.8)
Cumulative effect of an accounting change                      (2.9)          2.9            --
                                                        ------------  ------------  ------------
Net loss                                               $      (86.5)         53.7  $      (32.8)
                                                        ============  ============  ============

Net loss per share - basic and diluted                 $      (0.06)               $      (0.02)
                                                        ============                ============

Shares used in per-share calculations                       1,434.7                     1,434.7
                                                        ============                ============

                                                            Six Months Ended December 31, 2002
                                                        ----------------------------------------
                                                                      Reconciling
                                                            GAAP         Items       Non-GAAP*
                                                        ------------  ------------  ------------
Net revenue                                            $      349.6  $         --  $      349.6
Cost of sales                                                 347.7         (14.2)        333.5
                                                        ------------  ------------  ------------
Gross profit                                                    1.9          14.2          16.1
Operating expenses:
   Research and development                                    84.8          (6.5)         78.3
   Selling, general and administrative                        147.3         (36.0)        111.3
   Amortization of other intangibles                           12.2         (12.2)           --
   Write down of Acquired In-process R&D                        0.4          (0.4)           --
   Reduction of goodwill and other long-lived assets          380.3        (380.3)           --
   Restructuring charges                                       98.8         (98.8)           --
                                                        ------------  ------------  ------------
Total operating expenses                                      723.8        (534.2)        189.6
                                                        ------------  ------------  ------------
Loss from operations                                         (721.9)        548.4        (173.5)
Interest and other income, net                                 19.5            --          19.5
Loss on sale of subsidiaries                                   (0.5)          0.5            --
Gain on sale of investments                                     2.8          (2.8)           --
Reduction in fair value of investments                        (27.9)         27.9            --
Loss on equity method investments                              (6.5)          6.5            --
                                                        ------------  ------------  ------------
Loss before income taxes                                     (734.5)        580.5        (154.0)
Income tax expense                                              0.9            --           0.9
                                                        ------------  ------------  ------------
Net loss                                               $     (735.4) $      580.5  $     (154.9)
                                                        ============  ============  ============
Net loss per share - basic and diluted                 $      (0.52)               $      (0.11)
                                                        ============                ============

Shares used in per-share calculations                       1,413.7                     1,413.7
                                                        ============                ============

*Non-GAAP results for the six months ended December 31, 2003 exclude a $5.8 million expense for restructuring and $4.0 million in other charges associated with the Global Realignment Program; $2.9 million cumulative effect of an accounting change representing the cumulative depreciation on assets previously under a synthetic lease agreement which the Company purchased during the quarter; $43.3 million expense for a reduction in the value of assets held for sale and other long-lived assets; $7.8 million of amortization of intangibles; $1.7 million of stock-based compensation charges; $20.2 million gain on sale of investments; $2.3 million reduction in fair value of investments; and $5.9 million loss on equity method investments.

Non-GAAP results for the six months ended December 31, 2002 exclude $127.7 million in restructuring and other charges associated with the Global Realignment Program; $380.3 million reduction of goodwill and other long-lived assets; $12.2 million of amortization of intangibles; $0.4 million of in-process research and development charges; $27.8 million of stock-based compensation charges; $2.8 million gain on sale of investments; $27.9 million reduction in fair value of investments; and $6.5 million loss on equity method investments.

ADDITIONAL NON-GAAP SELECTED FINANCIAL INFORMATION
Following is a reconciliation of non-GAAP loss from operations to non-GAAP EBITDA:
(in millions)
(unaudited)

                                                                    Three Months Ended
                                                        ----------------------------------------
                                                        December 31,  September 30, December 31,
                                                            2003          2003          2002
                                                        ------------  ------------  ------------
                                                                      (in millions)
                                                                      (unaudited)
Non-GAAP loss from operations                          $      (25.3) $      (29.3) $      (98.2)
Add back depreciation expense                                  10.6          10.6          15.8
                                                        ------------  ------------  ------------
Non-GAAP EBITDA                                        $      (14.7) $      (18.7) $      (82.4)
                                                        ============  ============  ============